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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

The undersigned director of Sycamore Networks, Inc. hereby constitutes and appoint Gururaj Deshpande, Daniel E. Smith and Frances M. Jewels, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for me and in my name in the capacity indicated below, the Registration Statement on Form S-1 (file no. 333-84635) and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in my name and on my behalf in my capacity as director to enable Sycamore Networks, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

     Signed this 24th day of September, 1999.

                                              /s/ John W. Gerdelman
                                              --------------------------
                                              John W. Gerdelman